                                                                     EXHIBIT 7.2

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 28, 1998, is made and entered into by and between INFOCURE CORP., a Delaware corporation (the "Company"), and CRESCENT INTERNATIONAL LIMITED, a Bermuda corporation (the "Investor").

         WHEREAS, the Company and the Investor have entered into that certain Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which the Company will issue, from time to time, to the Investor up to $10,000,000 worth of shares of Common Stock, at par value $0.001 per share, of the Company (the "Common Stock");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor entering into the Stock Purchase Agreement, the Company has issued to the Investor an incentive warrant dated as of the date hereof, exercisable from time to time within five (5) years following the date of issuance (the "Incentive Warrant") for the purchase of an aggregate of up to 100,000 shares of Common Stock at a price specified in such Incentive Warrant;

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor entering into the Stock Purchase Agreement, the Company will issue to the Investor the Additional Warrant, which may become exercisable from time to time as described in the Stock Purchase Agreement (the "Additional Warrant" and together with the Incentive Warrant, the "Warrants") for the purchase of a number of shares of Common Stock and at a price to be determined as described in each such Additional Warrant;

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Stock Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the shares issued to the Investor and any additional shares of Common Stock issued or distributed to the Investor by way of a dividend, stock split, or other distribution with respect of the Shares, or acquired by way of any rights offering or similar offering made in respect of the shares (collectively, the "Registrable Securities");

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Warrants, and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement):

                                    ARTICLE I
                              REGISTRATION RIGHTS

Section 1.1. REGISTRATION STATEMENTS.

                  (a) Filing of Registration Statements. Subject to the terms and conditions of this Agreement the Company shall file with the SEC on or before:

                           (i) the end of a twenty (20) calendar day period
immediately following the Subscription Date, a registration statement or statements on such form promulgated by the SEC for which the Company qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the shares of Common Stock purchased by the Investor through the first Put (the "Initial Shares"), the Incentive Warrant


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Shares, and a number of Additional Warrant Shares equal to 125% of the Initial
Shares to be registered thereunder in accordance with the provisions of this Agreement (the "Initial Registration Statement"); and

                           (ii) the end of a twenty (20) calendar day period
immediately following each Closing Date, a registration statement on such form promulgated by the SEC for which the Company qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the shares of Common Stock purchased by the Investor through the applicable Put (the "Applicable Shares") and a number of Additional Warrant Shares equal to 125% of the Applicable Shares to be registered thereunder in accordance with the provisions of this Agreement (each a "Subsequent Registration Statement" and together with the Initial Registration Statement, the "Registration Statements").

                  (b) Piggyback Registrations. If the Company at any time proposes to commence a public offering of Company securities of the same class as any Registrable Securities, after the date hereof, it shall each such time provide prompt written notice to the Investor of its intention to do so, including a description of the intended method of the Company's disposition of such securities, and of the Investor's rights. The Investor shall be able to request that the underwriter register under the secondary public offering any unsold Registrable Securities not covered by any effective Registration Statement shares held by the Investor on the effective date of the registration statement relating to such secondary public offering (effecting a "Piggyback Registration"). The Company will pay all Registration Expenses (as defined in
Section 2.2 hereof) incurred in connection with each Piggyback Registration. If
(i) a Piggyback Registration pursuant to this Section 1.1(b) involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction, and
(ii) the managing underwriter of such underwritten offering shall inform the Company of its belief that the distribution of all or a specified number of such unsold shares held by the Investor concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such shares which may be distributed without such effect), then the Company may, upon written notice to the Investor, reduce (the "Underwriter's Cut-back") if and to the extent stated by such managing underwriter to be necessary to eliminate such effect the number of such unsold shares the registration of which shall have been requested by the Investor so that the resultant aggregate number of such securities so included in such registration by the Investor and any and all other stockholders shall be equal to the number of shares that such managing underwriter shall indicate may be included for sale by selling stockholders. The Underwriter's Cut-back shall also be applied by the Company pro rata among the shares of other stockholders whose shares are to be included in such registration statement unless the Company's agreements with such other stockholders do not permit the Company to apply the Underwriter's Cut-back to reduce the number of shares of such other stockholders;

     and any securities of the Company so excluded shall be withdrawn from and shall not be included in such Piggyback Registration, but excluded securities shall be covered by the applicable Registration Statement.

                  In the event that Investor elects to include Registrable Securities in a Piggyback Registration, then at the request of the underwriter, Investor shall timely execute and deliver to the underwriter a "lock-up" agreement (in customary form as requested by the Underwriter) pursuant to which Investor shall agree not to sell any other shares of Common Stock purchased pursuant to the Stock Purchase Agreement or the Warrants, other than the


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     Registrable Securities included in the Piggyback Registration, for a period which is the same as the lock-up period agreed to by executive officers and directors of the Company, not to exceed 180 days.

                  The Investor's election to include Registrable Securities in a Piggyback Registration shall not relieve the Company of its other obligations under this Agreement.

                  (c) Effectiveness of the Registration Statements. The Company shall use its best efforts: (i) to have the Initial Registration Statement declared effective by the SEC in no event later than one hundred and fifty (150) calendar days after the Subscription Date, (ii) to have each Subsequent Registration Statement declared effective by the SEC in no event later than ninety (90) calendar days after each applicable Closing Date and (iii) to insure that each Registration Statement remains in effect for a period ending 180 days following the earlier of termination of the Commitment Period and termination of the Investor's obligations pursuant to Section 2.7 of the Stock Purchase Agreement; provided that such period shall be extended one day for each day after the applicable Effective Date, that the Registration Statement covering
(i) shares purchased by the Investor through the applicable Put and (ii) the Additional Warrant Shares related to such Put, is not effective during the period such Registration Statement is required to be effective pursuant to this Agreement.

                  (d) Failure to Obtain or Maintain Effectiveness of Registration Statements. In the event the Company fails for any reason to obtain the effectiveness of any of the Registration Statements within the time periods set forth in Section 1.1(c), or unless the Registrable Securities covered by any such Registration Statement have become freely tradeable pursuant to Rule 144(k) of the Securities Act or have been otherwise sold, if the Company fails for any reason to maintain the effectiveness of any of the Registration Statements (or the underlying prospectus) for a period ending 180 days following the earlier of termination of the Commitment Period and termination of the Investor's obligations pursuant to Section 2.7 of the Stock Purchase Agreement (provided that such period shall be extended one day for each day after the applicable Effective Date, that the Registration Statement covering (i) shares purchased by the Investor through the applicable Put and (ii) the Additional Warrant Shares related to such Put, is not effective during the period such Registration Statement is required to be effective pursuant to this Agreement), at any time during any period of such ineffectiveness (an "Ineffective Period"), then, in either event the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to one and a half percent (1.5%) of the aggregate Purchase Price of all of the Registrable Securities then held by the Investor for each calendar month and for each portion of a calendar month, pro rata, during an Ineffective Period. Such payments shall be made on the first Trading Day after the earliest to occur of
(i) the expiration of the applicable Ineffective Period and (ii) the last day of each calendar month during an Ineffective Period.

                  (e) Failure to Register Sufficient Shares. If an Additional Warrant becomes exercisable for a number of shares in excess of the number of Additional Warrant Shares included in the applicable Registration Statement ("Excess Shares"), then the Company shall immediately amend such Registration Statement (or file a new Registration Statement) to cover the Excess Shares (such amended or new Registration Statement is referred to herein as an "Excess Registration Statement") and, subject to Section 1.1(g), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to one and a half percent (1.5%) of the product of (x) the number of Excess Shares multiplied by (y) the Sale Price of the Common Stock on the applicable Effective Date, for each calendar month and for each portion of a calendar month, pro rata, during the period from the Effective Date of the applicable Registration Statement and the Effective Date of the applicable Excess Registration Statement.



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                  (f) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 1(d) and 1(e) hereof shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to estimate precisely, (ii) the amounts specified in such subsections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                  (g) Redemption Option. In lieu of paying the liquidated damages described in Section 1(d), the Company may redeem any or all of the Excess Shares by delivering written notice to the Investor of its intention to redeem such Excess Shares no later than one day following the Effective Date of the applicable Registration Statement (the "Redemption Option"). If the Company chooses the Redemption Option, then it shall deliver the Redemption Price (as defined below) by wire transfer of immediately available funds to an account designated by the Investor within three (3) Trading Days after delivering notice of its intention to redeem such Excess Shares. Upon receipt of full payment for the redeemed Excess Shares, the Investor shall deliver to the Company certificates representing such redeemed Excess Shares.

                  Redemption Price shall mean the product of (x) the Sale Price of one share of Common Stock on the Effective Date of the applicable Registration Statement multiplied by (y) the number of Excess Shares redeemed by the Company pursuant to this Section 1(g).

                                   ARTICLE II
                             REGISTRATION PROCEDURES

         Section 2.1. FILINGS; INFORMATION. The Company will effect the registration of the Registrable Securities in accordance with the intended methods of disposition thereof as furnished to the Company by any proposed seller of such Registrable Securities. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

                  (a) The Company shall (i) prepare and file with the SEC a separate Registration Statement covering shares through each Put, as is defined in subsection 1.1(a) above; (ii) use its best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise) for the period prescribed by Section 1.1(c); (iii) prepare and file with the SEC such amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective for the time period prescribed by Section 1.1(c); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in each Registration Statement.

                  (b) The Company shall file all necessary amendments to each Registration Statement in order to effectuate the purpose of this Agreement, the Stock Purchase Agreement, and the Warrants.

                  (c) Five (5) Trading Days prior to filing each Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the


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Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of
Section 4.8, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

                  (d) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by each Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

                  (e) After the filing of each Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (f) The Company shall use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

                  (g) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of any Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request by the SEC or any other federal or state governmental authority for additional information, amendments or supplements to such Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, related prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related


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prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

                  (h) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                  (i) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, concerning any Registration Statement, and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with any Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (j) To the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, the Company shall deliver to the Investor a signed counterpart, addressed to the Transfer Agent, of an opinion or opinions of counsel to the Company.

                  (k) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.



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                  (l) The Company shall appoint a transfer agent and registrar for all of the class that includes the Registrable Securities covered by a Registration Statement not later than the effective date of a Registration Statement.

                  (m) The Company may require the Investor to furnish promptly in writing to the Company such information as may be legally required in connection with any registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers. The Investor agrees to provide such information requested in connection with any registration within five (5) Trading Days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of a Registration Statement caused by the Investor's failure to timely provide such information. Each seller of Registrable Securities shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such seller to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such seller or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such seller or such seller's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such seller or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 2.2. REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities required hereby), (iii) all of the Company's word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) premiums and other costs of policies of insurance purchased at the discretion of the Company against liabilities arising out of any public offering of the Registrable Securities being registered, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

         Section 2.3. BLACKOUT PERIOD. Investor agrees by acquisition of Registrable Securities that, upon receipt of written notice from the Company of the occurrence of any


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         event of the kind described in Section 2.1(g)(iv), for a period not to exceed 120 days the Investor shall forthwith discontinue the Investor's offer of the Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until the Investor shall have received copies of the supplemented or amended prospectus contemplated by Section 2.1(g)(iv) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Investor's possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. In the event that any Investor uses a prospectus in connection with the offering and sale of any of the Registrable Securities covered by such prospectus, such Investor will use only the latest version of such prospectus provided by the Company to the Investor.

                                   ARTICLE III
                        INDEMNIFICATION AND CONTRIBUTION

         Section 3.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any and all reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, insofar as such Damages (or actions or proceedings in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, documents filed under the Exchange Act and deemed to be incorporated by reference into any Registration Statement, application or other document executed by or on behalf other Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Registrable Securities under the securities or blue sky laws thereof or filed with the SEC, amendment or supplement relating to the Registrable Securities or (ii) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the extent that any such Damages arise out of the Investor's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement; provided, further, that the Company shall not be liable to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement


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
         or omission or alleged omission made in such Registration Statement, or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Investor or any other person who participates as a seller or as an underwriter in the offering or sale of such securities, in either case, in any questionnaire or other request by the Company, or otherwise specifically stating that it is for use in the preparation thereof.

         Section 3.2. INDEMNIFICATION BY THE INVESTOR. Investor will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor.

         Section 3.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 3.2 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section 3.1. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

         Section 3.4. OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

         Section 3.5. CONTRIBUTION. If the indemnification and reimbursement obligations provided for in any section of this Article III is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor or seller on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor or seller in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor or seller on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.5, the Investor or seller shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor or seller were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor or seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1. OUTSTANDING REGISTRATION RIGHTS. Nothing herein shall prevent or prohibit the Company from granting registration rights which are pari passu with the rights granted pursuant to this Agreement. Notwithstanding the immediately preceding sentence, the Company hereby covenants and agrees to refrain from granting to any other Person registration rights more favorable than those granted pursuant to this Agreement. Schedule 4.1 sets forth all agreements with stockholders which do not permit the Company to apply the Underwriter's Cut-back.

         Section 4.2. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, paragraphs (c) and (d) of Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

         Section 4.3. RULE 144. If the Company is required to file reports under the Exchange Act, the Company will file in a timely manner, information, documents and reports in compliance with the Securities Act and the Exchange Act and will, at its expense, promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities who intends to make a sale under Rule 144, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal financial officer, as to whether it has complied with such requirements. This Section 4.3 shall terminate at the same time as the registration rights as provided in Section 4.2.

         Section 4.4. CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

         Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities.

         Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement and agree to be bound by the provisions of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Stock Purchase Agreement, the Warrants and the Letter Agreement and the exhibits and schedules to such agreements together set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         Section 4.7. SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         Section 4.8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective
         (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                                   Infocure Corp.
                                   1765 The Exchange
                                   Suite 450
                                   Atlanta, GA 30339
                                   Attention: Mr. Richard Perlman,
                                                   Chairman

                                   Telephone: (404) 633-0046
                                   Facsimile: (404) 636-7525

                  with a copy (which shall not constitute notice) to:

                                   Morris, Manning & Martin LLP
                                   1600 Atlanta Financial Center
                                   3343 Peachtree Road, N.E.
                                   Atlanta, GA 30326
                                   Attention: Oby Brewer, Esq.
                                   Telephone: (404) 233-7000
                                   Facsimile: (404) 365-9532

                  if to the Investor:

                                   Crescent International Limited
                                   c/o Greenlight (Switzerland), S.A.
                                   84, av Louis-Casai, P.O. Box 161
                                   1216 Geneva, Cointrin
                                   Switzerland
                                   Attention: Melvyn Craw/Maxi Brezzi
                                   Telephone: +41 22 791 72 56
                                   Facsimile: +41 22 929 53 94

                  with a copy (which shall not constitute notice) to:

                                   Rogers & Wells LLP
                                   200 Park Avenue, 52nd Floor
                                   New York, NY  10166
                                   Attention: Sara Hanks, Esq.
                                   Telephone: (212) 878-8000
                                   Facsimile: (212) 878-8375

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 4.9. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Delaware, without giving effect to conflict of law provisions.

         Section 4.10. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

         Section 4.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         Section 4.12. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         Section 4.13. ABSENCE OF PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         Section 4.14. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                   INFOCURE CORP.


                                   By:  /s/ Richard Perlman
                                        ----------------------------------------
                                        Name  Richard Perlman




                                   CRESCENT INTERNATIONAL LIMITED


                                   By:  /s/ Melvyn Craw
                                        ----------------------------------------
                                        Name Melvyn Craw